EXHIBIT

31.1

CERTIFICATIONS

I, Richard F. Holt, certify that:

The undersigned certifies that:

   I have reviewed the amended quarterly report on Form 10-QSB/A of Age Research, Inc. (the "Company"), filed with the Securities and Exchange Commission on January 12, 2004;

  Based on my knowledge, the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of circumstances under which such statements were made, not misleading with respect to the period covered by the quarterly report; and

  Based on my knowledge, the financial statements, and other financial information included in the quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the quarterly report.

  I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and have:

  designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which the quarterly report is being prepared;

  evaluated the effectiveness of the Company's disclosure controls and procedures and presented in the quarterly report my conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by the quarterly report based on such evaluation; and

  disclosed in the quarterly report any change in the Company's internal control over financial reporting that occurred during the Company's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting;

  I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Company's auditors and the audit committee of Company's board of directors (or persons performing the equivalent functions);

  all significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

  any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

Date: April 21, 2004	___/s/Richard F. Holt__________________